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                                                                     EXHIBIT 4.3



                                VIROLOGIC, INC.
                           SECOND AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

        THIS INVESTORS' RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of the 23rd day of August, 1999 by and among VIROLOGIC, INC., a Delaware corporation (the "Company"), and the persons and entities identified on Schedule 1 attached hereto (the "HOLDERS"). This Agreement supersedes and replaces the Company's Amended and Restated Investors' Rights Agreement dated August 25, 1998 (the "PRIOR INVESTORS' RIGHTS AGREEMENT").

                                    RECITALS

        WHEREAS, on May 23, 1996, the Company entered into a Series A Preferred Stock Purchase Agreement (the "SERIES A AGREEMENT") and issued shares of Series A Preferred Stock to the persons and entities on Exhibit A thereto;

        WHEREAS, simultaneously with the Series A Agreement, the Company entered into an Investors' Rights Agreement with the persons and entities listed on Exhibit A to the Investors' Rights Agreement;

        WHEREAS, on November 13, 1997, the holders of the Company's Series A Preferred Stock elected to convert their Series A Preferred Stock to Common Stock;

        WHEREAS, on August 25, 1998, the Company entered into a Series B Preferred Stock Purchase Agreement (the "SERIES B AGREEMENT") and issued shares of Series B Preferred Stock to the persons and entities on Exhibit A thereto;

        WHEREAS, simultaneously with the Series B Agreement, the Company entered into an the Prior Investors' Rights Agreement with the persons and entities listed on Exhibit A to the Prior Investors' Rights Agreement;

        WHEREAS, simultaneously herewith, the Company is entering into a Series C Preferred Stock Purchase Agreement (the "SERIES C AGREEMENT") and issuing shares of Series C Preferred Stock to the Investors named in Exhibit A to the Series C Agreement; and

        WHEREAS, the Holders intend to waive the rights set forth in Section 3.4 of the Prior Investors' Rights Agreement in connection with the issuance of shares of Series C Preferred Stock pursuant to the Series C Agreement.

        NOW, THEREFORE, it is hereby agreed as follows:

SECTION 1.

        1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:



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               (a) "COMMISSION" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.

               (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               (c) "HOLDER" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 2.11 hereof.

               (d) "INITIATING HOLDERS" shall mean any Holder or Holders who in the aggregate hold not less than (i) thirty percent (30%) of the outstanding Registrable Securities or (ii) any lesser number of Registrable Securities if the anticipated aggregate offering price thereof would exceed ten million dollars ($10,000,000).

               (e) "INVESTORS" shall mean persons who purchased Shares pursuant to the Series A Agreement, the Series B Agreement or the Series C Agreement.

               (f) "OTHER STOCKHOLDERS" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

               (g) "PREFERRED STOCK" shall mean the Company's Series B Preferred Stock and the Company's Series C Preferred Stock.

               (h) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

               (i) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               (j) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).




                                       2.
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               (k) "RULE 144" shall mean Rule 144 as promulgated by the
Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

               (l) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

               (m) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               (n) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

               (o) "SERIES A AGREEMENT" shall mean the Series A Preferred Stock Purchase Agreement, dated May 23, 1996 between the Company and the investors listed on Exhibit A thereto.

               (p) "SERIES B AGREEMENT" shall mean the Series B Preferred Stock Purchase Agreement dated August 25, 1999 between the Company and the investors listed on Exhibit A thereto.

               (q) "SERIES C AGREEMENT" shall mean the Series C Preferred Stock Purchase Agreement dated the date hereof between the Company and the investors listed on Exhibit A thereto.

               (r) "SHARES" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

SECTION 2. REQUESTED REGISTRATION.

        2.1 REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) December 31, 2000 or (ii) six months after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will (X) promptly give written notice of the proposed registration to all other Holders and (Y) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities
Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or



                                       3.
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delivered. Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this
Section 2.1:

                      (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                      (ii) After the Company has either (x) in the event that the Company is eligible for registration of Registrable Securities on Form S-3, initiated two such registrations pursuant to this Section 2.1(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 2.3 hereof and would, absent such election, have been required to bear such expenses) or (y) in the event that the Company is not eligible for registration of Registrable Securities on Form S-3, initiated four such registrations pursuant to this Section 2.1(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by Holders as to which Holders have not elected to bear the Registration Expenses pursuant to Section 2.3 hereof and would, absent such election, have been required to bear such expenses), provided, however, that the third and fourth registration pursuant to this Section 2.1(a) may not be made within twelve months of each other; or

                      (iii) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

               (b) Subject to the foregoing clauses (i) through (iii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental (excluding any consideration of market price fluctuation due to the sale of the Registrable Securities) to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental (excluding any consideration of market price fluctuation due to the sale of the Registrable Securities) to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental (excluding any consideration of market price fluctuation due to the sale of the Registrable Securities), provided that (except as provided in clause
(iii) above) the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that



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the Company shall not defer its obligation in this manner more than once in any twelve-month period.

               (c) UNDERWRITING. The right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

               (d) PROCEDURES. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 2.12 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 2.12.

        2.2 COMPANY REGISTRATION.

               (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 2.1 or 2.4 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will (X) promptly give to each Holder written notice thereof and (Y) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

               (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as



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a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

        Notwithstanding any other provision of this Section 2.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities (other than pursuant to Section 2.1 or 2.4 hereof) from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company's stockholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration; provided, however, that any such limitation or cut back shall be first applied to all shares proposed to be sold in such offering other than for the account of the Company which are not Registrable Securities. If such registration is the second or any subsequent Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's stockholders (including the Holders); provided, however, that any such limitation or cutback shall first be applied to all shares proposed to be sold in such offering other than for the account of the Company which are not Registrable Securities; provided, further, that the aggregate value of Registrable Securities to be included in such registration by the Holders may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 2.12. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2.12 hereof.

        2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.2 and 2.4 hereof, and the first



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two registrations pursuant to Section 2.1 hereof and reasonable fees of one counsel for the Holders in the case of registrations pursuant to Section 2.1 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section
2.1 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 2.1 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, in which event such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

        2.4 REGISTRATION ON FORM S-3.

               (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, (ii) in the event that the Company shall furnish the certification described in Section 2.1(b) (but subject to the limitations set forth therein), (iii) in a given twelve-month period, after the Company has effected one (1) such registration in any such period or (iv) it is to be effected more than five (5) years after the Company's initial public offering.

               (b) If a request complying with the requirements of Section 2.4(a) hereof is delivered to the Company, the provisions of Sections 2.1(a) and
(b) shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 2.1(c) and (d) shall apply to such registration.

        2.5 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

               (a) Keep (i) a registration on Form S-1 effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs and (ii) a registration on Form S-3 effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement related thereto, whichever first occurs (each an "EFFECTIVENESS PERIOD"); provided, however, that the Effectiveness Period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at



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the request of the Company or of an underwriter of Common Stock (or other securities) of the Company.

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

               (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

               (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

               (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

               (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.



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        2.6 INDEMNIFICATION.

               (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance with this Section 2, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein; unless such information was subsequently corrected in a writing specifically noting the correction furnished to the Company prior to the filing of the registration statement. It is agreed that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

               (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus,



                                       9.

offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

               (c) Each party entitled to indemnification under this Section 2.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

               (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        2.7 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder



                                      10.
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as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

        2.8 LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

        2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

               (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        2.10 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 2.

        2.11 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, an Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) during a period of up to one hundred



                                      11.

eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering.

        The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

        2.12 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "OTHER SHARES") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights existing on the date hereof or to include founder's stock or any other shares of stock issued to employees, officers, directors, or consultants pursuant to incentive stock plans of the Company, or, with respect to registrations under Sections 2.1 or 2.4 hereof, in order to include in such registration securities registered for the Company's own account.

        2.13 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

        2.14 TERMINATION. This Section 2 shall terminate five years after the initial public offering of the Company or earlier as to a particular Holder if such Holder can sell all of the Holder's Registrable Securities in a 90-day period pursuant to Rule 144.



                                      12.

SECTION 3.

        The Company hereby covenants and agrees, so long as any Holder owns any Registrable Securities, as follows:

        3.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to each Holder, which owns at least 200,000 Shares, or such number of shares of Common Stock issued upon conversion of 200,000 or more Shares, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like), and to each Holder which represents that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101 (a "SIGNIFICANT HOLDER"):

               (a) (As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company, and a Company prepared comparison to the Company's operating plan for such year.

               (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

               (c) Annually (but in any event at least thirty (30) days prior to the commencement of each fiscal year of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such business plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

        3.2 OBSERVER RIGHTS. So long as two (2) million shares of Preferred Stock remain outstanding, the Company will permit a representative of the holders of the Preferred Stock (the "OBSERVER") to attend all meetings of the Company's Board of Directors (the "BOARD") and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity



                                      13.

and shall provide to the Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members; provided, however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the rights to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the Observer.

        3.3 VISITATION AND INSPECTION RIGHTS.

               (a) The Company will permit any Holder (or a representative of any Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

               (b) The provisions of Section 3.1 and this Section 3.3 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

               (c) Anything in Section 3 to the contrary notwithstanding, no Holder or Significant Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2. A Significant Holder may disclose confidential information to employees and consultants provided that they are bound by confidentiality provisions and use restrictions at least as restrictive as those imposed on the Significant Holder pursuant to this Section 3.3(c). The Company shall not be required to comply with this Section 3.3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than 5% stockholder of a competitor.

               (d) As soon as practicable after transmission or occurrence and in any event within ten days thereof, copies of any reports or communications delivered to any class of the Company's security holders or broadly to the financial community.

               (e) Each Holder who represents to the Company that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101 shall in addition have the right to consult with and advise the officers of the Company as to the management of the Company.

        3.4 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Holder who owns any Shares or any shares of Common Stock issued upon conversion of the Shares the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 3.4) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for



                                      14.

purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of an option or warrant held by such Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

               (a) "NEW SECURITIES" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that New Securities does not include (i) securities purchased under the Series A Agreement, Series B Agreement or Series C Agreement; (ii) securities issued upon conversion of the Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization, if such acquisition is approved by the Board of Directors; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided that if such borrowing has any equity features including warrants, options or other rights to purchase capital stock or is not convertible into capital stock of the Company, then such borrowing shall have been approved by the Board of Directors; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued upon exercise of the warrants outstanding as of the date hereof; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person, if such financing is approved by the Board of Directors; (viii) securities issued in a public offering pursuant to a registration under the Securities Act; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

               (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty
(20) days after any such notice is mailed or delivered to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (c) In the event the Holders fail to exercise fully the right of first refusal within such twenty (20) day period and after the expiration of the ten-day period for the exercise of the over-allotment provisions of this Section 3.4, the Company shall have one hundred twenty (120)



                                      15.

days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of such agreement) to sell the New Securities respecting which the Holders' right of first refusal option set forth in this
Section 3.4 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to Section 3.4(b). In the event the Company has not sold within such 120-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 3.4(b) above.

               (d) The right of first refusal set forth in this Section 3.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any partner, wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, and
(ii) such right is assignable between and among any of the Holders.

        3.5 TERMINATION OF RIGHTS. The rights granted under Section 3.1 shall expire upon the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "Commission") under the Securities Act. The rights granted under Sections 3.2, 3.3 and 3.4 shall expire upon the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

SECTION 4.

        4.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, as if entered into by and between California residents exclusively for performance entirely within California.

        4.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        4.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least a majority of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

        4.4 WAIVER OF RIGHT OF FIRST REFUSAL. The Company and holders of a majority of the Registerable Securities, as that term is defined in the Prior Investors' Rights Agreement, hereby agree, as evidenced by their signatures hereto, that all rights granted and covenants made under



                                      16.

Section 3.4 of the Prior Investors' Rights Agreement are hereby waived and released with respect to the sale and issuance by the Company of its Series C Preferred Stock pursuant to the Series C Agreement.

        4.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Schedule 1, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 270 East Grand Avenue, South San Francisco, California, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective
(i) if mailed, five (5) days after mailing and (ii) if delivered, upon delivery.

        4.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

        4.7 RIGHTS; SEPARABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.8 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

        4.9 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        4.10 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series C Preferred Stock pursuant to the Series C Agreement, any purchaser of such shares of Series C Preferred Stock may become a



                                      17.

party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "HOLDER" hereunder.

        4.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.





                  [Remainder of Page Intentionally Left Blank]


                                      18.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       COMPANY:

                                       VIROLOGIC, INC.


                                       By:
                                           -------------------------------------
                                           Martin Goldstein, President




                 [Signature Page to Investor Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       HOLDERS:


                                       BIOTECH GROWTH S.A.



                                       By:
                                          --------------------------------------
                                       Its:  Authorized Signatory


                                       By:
                                          --------------------------------------
                                       Its:  Authorized Signatory




                  [Signature Page to Investor Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       INVESTORS:



                                       -----------------------------------------
                                       AEOW 96, LLC
                                       By: Will K. Weinstein Revoc Trst
                                           Dtd 2/27/90
                                       Its: Member Manager
                                            By:  Will K. Weinstein
                                            Its: Trustee




                 [Signature Page to Investor Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       INVEMED ASSOCIATES LLC


                                       By:
                                          --------------------------------------
                                       Name:  Cristina H. Kepner

                                       Title:
                                             -----------------------------------


                                       -----------------------------------------
                                       CRISTINA H. KEPNER



                  [Signature Page to Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       -----------------------------------------
                                       Richard Beleson




                  [Signature Page to Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       CAPITAL MANAGEMENT SERVICES, INC.


                                       By:
                                           -------------------------------------
                                       Title:
                                             -----------------------------------


                                       -----------------------------------------
                                       STANLEY DRUCKENMILLER


                                       -----------------------------------------
                                       ARMINIO FRAGA


                                       -----------------------------------------
                                       GARY GLADSTEIN


                                       -----------------------------------------
                                       ELIZABETH LARSON


                                       -----------------------------------------
                                       PAUL McNULTY


                                       -----------------------------------------
                                       GABRIEL NECHAMKIN



                                       -----------------------------------------
                                       FILIBERTO VERTICELLI


                                       -----------------------------------------
                                       SEAN WARREN


                                       -----------------------------------------
                                       JOHN ZWAANSTRA


                  [Signature Page to Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       ZESIGER CAPITAL GROUP LLC,
                                       Attorney-In-Fact for each Investor
                                       set forth below


                                       By:
                                          --------------------------------------
                                          Lisa Hess,
                                          Principal


                                          City of Milford Pension and
                                            Retirement Plan
                                          Norwalk Employee Pension Plan
                                          City of Stamford Firemen's
                                            Pension Plan
                                          State of Oregon PERS/ZCG
                                          Dean Witter Foundation
                                          Roanoke College
                                          HBL Charitable Unitrust
                                          Jeanne Morency
                                          Murray Capital, LLC
                                          Morgan Trust Co. of the Bahamas Ltd.
                                              as Trustee U/A/D 11/30/93
                                          William B. Lazar
                                          Wells Family LLC
                                          Harold and Grace Willens JTWROS
                                          Barrie Ramsay Zesiger
                                          Wolfson Investment Partners LP
                                          Alza Corporation Retirement Plan
                                          Tab Products Co. Pension Plan
                                          Planned Parenthood Of NY
                                          Van Loben Sels Charitable Foundation
                                          Public Employee Retirement System Of
                                            Idaho
                                          Albert L. Zesiger


                  [Signature Page to Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       AURORA VENTURES LLC


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                  [Signature Page to Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





                                       THE RAISER MARITAL TRUST


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                  [Signature Page to Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       NOTKIN LIVING TRUST, DTD 4/8/92


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                  [Signature Page to Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       -----------------------------------------
                                       LEWIS C. PELL


                  [Signature Page to Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       -----------------------------------------
                                       GEORGE SOROS

                                       -----------------------------------------
                                       MARK PEARSON


                                       -----------------------------------------
                                       ROBERT D. BROWNELL

                  [Signature Page to Investor Rights Agreement]

                                   SCHEDULE 1

                                 LIST OF HOLDERS


The Aurora Funds, Inc.
2 Davis Drive
Research Triangle Park, NC 27709
Attn:  Mr. Scott Albert

Capital Management Services, Inc.
11100 Santa Monica Blvd., 15th Floor
Los Angeles, CA 90025

Invemed Associates, Inc.
375 Park Avenue
Suite 2205
New York, NY 10152

Cristina H. Kepner
c/o Invemed Associates, Inc.
375 Park Avenue
Suite 2205
New York, NY 10152

Notkin Living Trust
Capital Guardian Trust & Co.
Four Embarcadero Center
Suite 1800
San Francisco, CA 94111
Attn:  Shelby Notkin

Stanley Druckenmiller
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

Arminio Fraga
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

Gary Gladstein
c/o Soros Fund Management
888 7th Avenue,



                                       1.

Suite 3300
New York, NY 10106

Elizabeth Larson
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

Paul McNulty
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

Gabriel Nechamkin
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

Filiberto Verticelli
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

Sean Warren
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

John Zwaanstra
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

George Soros
c/o Soros Fund Management
888 7th Avenue,
Suite 3300
New York, NY 10106

WS Investments
c/o Wilson Sonsini Goodrich & Rosati
650 Page Mill Road



                                       2.

Palo Alto, CA 94304

Robert D. Brownell
c/o Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Alza Corporation Retirement Plan
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Arthur D. Little Employee Investment Plan
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

City of Milford Pension & Retirement Plan
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Norwalk Employee Pension Plan
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

City of Stamford Firemen's Pension Fund
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

State of Oregon PERS/ZCG
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Roanoke College
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Tab Products Co. Pension Plan
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Planned Parenthood of NY



                                       3.

c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Dean Witter Foundation
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Van Loben Sels Charitable Foundation
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

William B. Lazar
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Jeanne Morency
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

HBL Charitable Unitrust
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Morgan Trust Co. of the Bahamas Ltd.
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Wells Family LLC
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Harold & Grace Willens JTWROS
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Murray Capital
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022



                                       4.

Barrie Ramsay Zesiger
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Wolfson Investment Partners
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

The Raiser Marital Trust
c/o Alex Brown Capital Advisory & Trust Co.
19 South Street
Attn: Venedia Andrews
Baltimore, MD  21202

Public Employee Retirement System of Idaho
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Albert L. Zesiger
c/o Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022


BioTech Growth S.A.
Swiss Bank Tower
Panama 1
Republic of Panama

Asset Management BAB N.V.
6 Plasa Smeets
Curacao
Netherlands Antilles

Mark Pearson
Catalyst Real Estate Group
2483 Bayshore Rd,
Suite 102
Palo Alto, CA  94303

Louis Pell
11 Carpentedr Way
Armonk   NY  10504



                                       5.

AEOW 96, LLC
909 Montgomery, Suite 600
San Francisco, CA  94133
Attn:  Will K. Weinstein



                                       6.